SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           FORM 8-K/A CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                       April 17, 1998 (November 20, 1997)

                            Sovran Self Storage, Inc.
             (Exact name of Registrant as specified in its charter)

Maryland                                                     16-1194043
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                    1-13820
                            (Commission File Number)

                                5166 Main Street
                            Williamsville, NY 14221
              (Address of principal executive offices) (Zip code)

                                 (716) 633-1850
              (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         Sovran Self Storage, Inc. (the "Company") consummated during the period November 20, 1997 through April 9, 1998, the acquisition of 24 self-storage facilities through Sovran Acquisition Limited Partnership, L.P. ("OP"), a limited partnership controlled by the Company. The 24 facilities totaling approximately 1,525,793 square feet are located in 12 states and were purchased for approximately $74 million.

         All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations, borrowings under the Company's line of credit, one facility was acquired through the issuance of common stock, and one facility was acquired through the issuance of Operating Partnership Units (OP Units). Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

         The following provides certain additional information concerning the 13 facilities not detailed on the 8-K Report dated February 20, 1998. These properties are included in the accompanying financial statements in addition to the 11 facilities listed on the February 20, 1998 8-K Report.

                                                             Date of                                    Square
Location                   Seller                            Acquisition             Price               Feet
Harrisburg, PA             U-Stor-It, L.P.                      12/3/97           $ 3,050,000             62,575
Titusville, FL             Rogers and France                    2/25/98             2,435,000             54,390
Salem, MA                  Extra Space Management                3/3/98             3,700,000             53,400
East Greenwich, RI         Frenchtown Mini Storage              3/26/98             3,570,000             71,190
Hixson, TN                 Kidd Development Co.                 3/27/98             1,476,000             42,175
Chattanooga, TN            Kidd Development Co.                 3/27/98             1,704,000             37,250
Chattanooga, TN            Kidd Development Co.                 3/27/98             1,445,000             35,405
Ft. Oglethorpe, GA         Kidd Development Co.                 3/27/98             1,550,000             45,290
Birmingham, AL             Kidd Development Co.                 3/27/98             2,425,000             62,776
Salem, NH                  Salem Self Storage, Inc.              4/7/98             3,660,000             62,075
Durham, NC                 All American Self Storage             4/9/98             3,850,000             67,941
Durham, NC                 All American Self Storage             4/9/98             4,675,000             79,260
Hendersonville, TN         All American Self Storage             4/9/98             5,225,000             93,665
                                                                                    ---------             ------
                                                                                  $38,765,000            767,392

Item 7.  Financial Statements and Exhibits

                                                                           Page

(a)  Financial Statements Applicable to Real Estate Properties Acquired

  .  Report of Independent Auditors                                            5
  .  Acquisition Facilities Historical Summaries of Combined
      Gross Revenue and Direct Operating Expenses for the year
      ended December 31, 1997                                                  6
  .  Acquisition Facilities Notes to Historical Summaries of
      Combined Gross Revenue and Direct Operating Expenses
     for the year ended December 31, 1997.                                .  7-8


(b)  Pro Forma Financial Information

  .  Sovran Self Storage, Inc., Pro Forma Combined Financial Information       9
  .  Sovran Self Storage, Inc., Pro Forma Combined Balance Sheet as of
  .                   December 31, 1997                                       10
  .  Sovran Self Storage, Inc., Pro Forma Combined Statement of Operations
  .                   For the Year ended December 31, 1997                    11
  .  Sovran Self Storage, Inc., Notes to Pro Forma Combined Financial
      Statement                                                               12


(c)  Exhibits

         Exhibit
         Description
           No.

           23     Consent of Independent Auditors, Ernst & Young LLP.         14
           27     Financial Data Schedule                                     15

                         Report of Independent Auditors


Board of Directors
Sovran Self Storage, Inc.


We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for eighteen self storage facilities (the "Acquisition Facilities") as described in Note 1, for the year ended December 31, 1997. These Historical Summaries are the responsibility of the management of Sovran Self Storage, Inc. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Sovran Self Storage, Inc. as described in Note 1, and are not intended to be a complete presentation of the Acquisition Facilities' revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined gross income and direct operating expenses of the Acquisition Facilities for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                           /S/ Ernst & Young LLP

Buffalo, New York
April 9, 1998



                             Acquisition Facilities

                     Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)



                                                                          Year ended December 31, 1997 (Note 1)
                                                                          -------------------------------------

                                                                     18                   6              Total 24
                                                                Acquisitions        Acquisitions        Facilities
                                                                  (audited)          (unaudited)       (unaudited)
                                                                  ---------          -----------        ----------


Revenues:
   Rental income                                              $     7,546         $     1,799        $     9,345
   Other income                                                       153                  31                184
                                                                      ---                  --                ---
     Total revenue                                                  7,699               1,830              9,529

Direct Operating Expenses:
   Property operations and maintenance                              1,560                 410              1,970
   Real estate taxes                                                  537                  96                633
                                                                      ---                  --                ---
     Total direct operating expenses                                2,097                 506              2,603
                                                                    -----                 ---              -----

   Revenue in excess of direct operating expenses             $     5,602         $     1,324        $     6,926
                                                              ===========         ===========        ===========


See accompanying notes.





                             Acquisition Facilities

                 Notes to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


1.       Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the following 18 facilities acquired since November 20, 1997, which have been audited, and the following 6 facilities acquired since November 20, 1997, which are unaudited. These 24 facilities, which have been acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Partnership") for an aggregate purchase price of $74 million, are collectively referred to as the "24 Acquisition Facilities". The general partner of the Partnership is Sovran Holdings, Inc., a wholly owned subsidiary of Sovran Self Storage, Inc. (the "Company").

The information presented represents the 12 month period ended December 31, 1997, or a period ended within 90 days of December 31, 1997. In those instances where the information is for a 12 month fiscal period ended within 90 days of December 31, 1997, the difference in gross revenues and direct operating expenses are not considered to be material.


18 Acquisition Facilities - Audited

                       Date of                            Date of
Location ...........   Acquisition   Location             Acquisition
Harrisburg, PA .....   12/3/97       East Greenwich, RI   3/26/98
Harriman, NY .......   2/4/98        Hixson, TN           3/27/98
Tampa, FL ..........   2/4/98        Chattanooga, TN      3/27/98
Chesapeake, VA .....   2/5/98        Chattanooga, TN      3/27/98
Chesapeake, VA .....   2/5/98        Ft. Oglethorpe, GA   3/27/98
Virginia Beach, VA .   2/5/98        Birmingham, AL       3/27/98
Virginia Beach, VA .   2/5/98        Durham, NC           4/9/98
Norfolk, VA ........   2/5/98        Durham, NC           4/9/98
Salem, MA ..........   3/3/98        Hendersonville, TN   4/9/98


6 Acquisition Facilities - Unaudited

The following 6 Acquisition Facilities were not audited as the Company believes these facilities are not material either individually or in the aggregate.

                       Date of                            Date of
Location ...........   Acquisition   Location             Acquisition

Baton Rouge, LA ....   11/20/97      Lynchburg, VA        2/18/98
Worcester, MA ......   2/9/98        Titusville, FL       2/25/98
Greensboro, NC .....   2/10/98       Salem, NH            4/7/98


                             Acquisition Facilities

                 Notes to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


1.       Basis of Presentation (continued)

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 24 Acquisition Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 24 Acquisition Facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.


2.       Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts or revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            Sovran Self Storage, Inc.
                    Pro Forma Combined Financial Information


The following unaudited Pro Forma Combined Balance Sheet as of December 31, 1997 and unaudited Pro Forma Combined Statement of Operations for year then ended have been prepared to reflect the acquisition of 24 self storage facilities (the "24 Acquisition Facilities") and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. in the Company's 10-K for the year ended December 31, 1997, and the other financial information in the Company's 1997 Annual Report to Shareholders, and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 22 Acquisition Facilities that were purchased after December 31, 1997, were acquired at that date. The Pro Forma Combined Statement of Operations were prepared as if the 24 Acquisition Facilities were purchased at the beginning of 1997. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.



                            Sovran Self Storage, Inc.
                        Pro Forma Combined Balance Sheet
                                December 31, 1997
                                 (in thousands)
                                   (unaudited)


                                       Sovran                     Sovran
                                    Self Storage  Pro Forma   Self Storage,Inc.
                                     Historical  Adjustments     Pro Forma
                                      (Note 1)     (Note 2)
                                      --------    --------     ---------

Assets
   Investment in storage facilities, $  321,397    $  69,860    $ 391,257
   Cash and cash equivalents ......       2,567          -          2,567
   Accounts receivable ............         834           27          861
   Prepaid expenses and other assets      2,275           36        2,311
                                      ---------    ---------    ---------

       Total assets ...............   $ 327,073    $  69,923    $ 396,996
                                      =========    =========    =========


Liabilities
   Line of credit .................   $  36,000    $  66,158    $ 102,158
   Accounts payable and
      accrued liabilities .........       2,167          138        2,305
   Deferred revenue ...............       1,994          291        2,285
   Accrued dividends ..............       6,599          -          6,599
   Mortgage payable ...............       3,559          -          3,559
                                      ---------    ---------    ---------

       Total liabilities ..........      50,319       66,587      116,906

Minority interest .................      12,843          -         12,843

Shareholders' Equity
   Common stock, $.01 par value ...         122            1          123
   Additional paid-in capital .....     269,982        3,335      273,317
   Unearned restricted stock ......         (32)         -            (32)
   Dividends in excess of net income     (6,161)         -         (6,161)
                                      ---------    ---------    ---------

       Total shareholders' equity .     263,911        3,336      267,247
                                      ---------    ---------    ---------
  Total liabilities and shareholders'
       Equity                         $ 327,073    $  69,923    $ 396,996
                                      =========    =========    =========



See notes to pro forma combined financial information







                            Sovran Self Storage, Inc.
                   Pro Forma Combined Statement of Operations
                      For the Year ended December 31, 1997
                (in thousands, except per share data) (unaudited)



                                                  Sovran ..             24
                                               Self Storage         Acquisition         Pro Forma             Sovran
                                                Historical           Facilities         Adjustments       Self Storage, Inc.
                                                 (Note 1) .            (Note 3)           (Note 4)            Pro Forma
                                           ------------------       ------------         -----------      ------------------

Revenues:
     Rental income ............................ $ 48,584              $ 9,345            $     -              $ 57,929
     Interest and other income ................      770                  184                  -                   954
                                                     ---                  ---                                      ---

         Total revenue ........................   49,354                9,529                  -                58,883

Expenses:
     Property operations and maintenance ......    9,708                1,970                  -                11,678
     Real estate taxes ........................    3,955                  633                  -                 4,588
     General and administrative ...............    2,757                    -                143 (a)             2,900
     Interest .................................    2,166                    -              4,833 (b)             6,999
     Depreciation and amortization ............    7,005                    -              1,515 (c)             8,520
                                                   -----                -----              -----                 -----


         Total expenses .......................   25,591               2,603               6,491                34,685
                                                  ------               -----               -----                ------


Net income before minority interest ...........   23,763               6,926              (6,491)               24,198

     Minority interest ........................     (644)                  -                 (82)(d)              (726)
                                                    ----                                     ---                  ----


Net income ................................ $     23,119        $      6,926        $     (6,573)             $ 23,472
                                            ============        ============        ============              ========


Earnings per share- basic                   $       1.97                                                      $   1.98 (e)
                  - diluted                 $       1.96                                                      $   1.97

Dividends declared per share .............. $       2.12                                                      $   2.12

Common shares used in basic
     per share calculation ................   11,759,000                                                    11,869,000


See notes to pro forma combined financial information



                            Sovran Self Storage, Inc.
               Notes to Pro Forma Combined Financial Statements
                   (in thousands, except per share data)
                                 (unaudited)


1.       Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the year ended December 31, 1997, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company.

2.       Pro Forma Adjustments - Balance Sheet

These adjustments reflect the 22 acquisitions that occurred subsequent to December 31, 1997 and were not included in the Sovran Self Storage Historical December 31, 1997 balance sheet. The facilities were purchased from unaffiliated parties for an aggregate purchase price of approximately $70 million. The acquisitions were funded by cash generated from operations, borrowings under the Company's line of credit and the issuance of common stock.

3.       24 Acquisition Facilities - Statement of Operations

The statements of operations for the 24 Acquisition Facilities reflects the results of operations for the 24 Acquisition Facilities up to the date acquired or for the year ended December 31, 1997, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

4.       Pro Forma Adjustments - Statement of Operations

(a) To reflect an estimated increase in general and administrative expenses based on results subsequent to acquisition.

(b) To reflect interest expense on the line of credit utilized to fund the purchase of the Acquisition Facilities.

(c) To record additional depreciation expense related to the Acquisition Facilities based on a 39 year life and approximately $59 million of the purchase price being allocated to depreciable assets.

(d) To adjust minority interest based on adjustments to net income of the Company.

(e) Pro forma earnings per share calculated as if the issuance of 109,843 shares of common stock for one of the acquisitions had occurred at the beginning of 1997.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            Sovran Self Storage, Inc.






April 17, 1998              By:___________________________________________
Date                           David L. Rogers, Chief Financial Officer
                               and Secretary